SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006

NEW YORK COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0- 31565	06-1377322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices) (Zip Code)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 11, 2006, New York Community Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement with Bear, Stearns & Co. Inc. Pursuant to the Underwriting Agreement, the Company agreed to sell an aggregate of 24,500,000 shares of the Company’s common stock to Bear, Stearns & Co. Inc. at a purchase price of $16.35 per share, resulting in gross proceeds to the Company, before expenses, of $400,575,000. The shares of common stock are being offered pursuant to a prospectus supplement, dated April 11, 2006, to the prospectus filed as part of the Company’s effective Shelf Registration Statement on Form S-3 (Registration No. 333-129338).

Bear, Stearns & Co. Inc. from time to time performs investment banking and other financial services for the Company and its affiliates for which Bear, Stearns & Co. Inc. has received advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

1.1	Underwriting Agreement dated April 11, 2006 between New York Community Bancorp, Inc. and Bear, Stearns & Co. Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Date: April 13, 2006	By:	/s/ Joseph R. Ficalora
Joseph R. Ficalora President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement